UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: April 15, 2008

WSB Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33188	20-3153598
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

607 Pacific Avenue Bremerton, Washington (Address of principal executive offices)	98337 (Zip Code)
Registrant’s telephone number, including area code: (360) 405-1200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 15, 2008, WSB Financial Group, Inc. (Nasdaq: WSFG) announced the appointment of Terry A. Peterson as president and chief executive officer of WSB Financial Group, Inc. and its subsidiary, Westsound Bank, effective April 15, 2008. Mr. Peterson is succeeding the current interim president and chief executive officer of the registrant, Mark D. Freeman, who will remain as the company’s executive vice president and chief financial officer.
     Mr. Peterson, age 52, previously served as the president and chief operating officer of Charter Financial Corporation, and its subsidiary, Charter Bank in Bellevue, Washington, prior to its acquisition by Boston Private Financial Corporation in 2007, previously served as their executive vice president and chief credit officer for more than five years, and was one of the founders of Charter Bank in 1998.
     The boards of directors of WSB Financial Group, Inc. and Westsound Bank also appointed Mr. Peterson to serve on their boards effective April 15, 2008. It is expected that Mr. Peterson will serve on one or more committees of the registrant’s board of directors; however, as of the date of the filing of this report, it has not been determined on which committee(s) he will serve.
     WSB Financial Group, Inc. and Mr. Peterson have agreed in principle on the terms of an employment agreement under which Mr. Peterson will receive an annual base salary of $300,000, reviewed annually, and incentives based upon the company’s agreed financial and performance objectives. The employment agreement will be for an indefinite term, until terminated by either party, and will include provisions for up to 12 months’ severance, and a change in control payment of two times his annual compensation (without regard to any stock option gains), to be specified in the definitive agreement. Mr. Peterson would be prohibited from competing with the company or soliciting its employees or vendors for a specified period after his employment is terminated or he resigns from the company. In addition, subject to compliance with the rules of NASDAQ and the SEC, WSB Financial Group, Inc. will sell Mr. Peterson up to $1,000,000, and not less than $250,000 of the company’s common stock at the closing market price as of the date of purchase, and will grant him an option to purchase 100,000 shares of the company’s common stock, exercisable at the closing market price on April 18, 2008, vesting in 20% annual installments over a period of five years in accordance with the terms and conditions of WSB Financial Group, Inc.’s 1999 Incentive Stock Option Plan and his employment agreement.
     A copy of Mr. Peterson’s definitive employment agreement will be filed as an exhibit to WSB Financial Group, Inc.’s quarterly report on Form 10-Q for the period ending March 31, 2008.
Item 8.01 Other Events.
     Attached hereto as Exhibit 99.1 is a press release issued on April 15, 2008 announcing the appointment of Terry A. Peterson as the president and chief executive officer of WSB Financial Group, Inc. and its subsidiary, Westsound Bank.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
99.1	Press Release of WSB Financial Group, Inc., dated April 15, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

WSB FINANCIAL GROUP, INC.

(Registrant)

April 16, 2008	/s/ Mark D. Freeman
(Date)	Mark D. Freeman Chief Financial Officer
Exhibit Index

Exhibit No.	Description
99.1	Press Release of WSB Financial Group, Inc., dated April 15, 2008.

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